                                                                    Exhibit 99.1

                                                             For Information
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

         ST. MARY ANNOUNCES ACQUISITION, PROVIDES OPERATIONS UPDATE AND
           SCHEDULES SECOND QUARTER 2005 EARNINGS CONFERENCE CALL FOR
                                 AUGUST 4, 2005

DENVER, June 29, 2005 - St. Mary Land & Exploration Company (NYSE: SM) today announced that it has signed an agreement to acquire oil and gas properties, provided an update of its operations and updated its guidance for the second quarter and full year 2005. In addition, St. Mary has scheduled its second quarter 2005 earnings conference call for August 4, 2005.

The Company announced that through its wholly owned subsidiary Nance Petroleum
Corporation, it has agreed to acquire oil and gas properties with an estimated
18.7 BCFE of proved risked reserves, 94% developed, for $39 million in cash with an effective date of May 1, 2005. The properties to be acquired are located primarily in the Wind River and Powder River Basins of Wyoming and currently produce an estimated 530 barrels of oil and 3,200 Mcf of gas per day, or 6,400
MCFE per day. In addition, the acquisition will include approximately 7,200 net acres of undeveloped oil and gas leases. Approximately 100% of the estimated oil and gas production over the next two years is hedged at average NYMEX prices of
$56.70 per barrel of oil and $7.45 per MMBtu of natural gas. The acquisition is expected to close August 2, 2005 upon completion of customary due diligence. The cash to be delivered at closing will reflect customary adjustments for net revenues between the effective and closing dates. Payment for the properties will be made from cash on hand and funds available under St. Mary's existing credit facility.

             SECOND QUARTER 2005 EXPLORATION AND DEVELOPMENT PROGRAM

ROCKIES REGION

Year to date, St. Mary has participated in 22 successful completions, with no dry holes, in the Bakken play in the Williston Basin. Two Bakken wells are currently being completed and six wells are drilling in the play. Bakken wells completed during the second quarter include the Charlie Creek 2-33H (SM 61% WI)
completed at a rate of 620 BOEPD, the Norgaard 12-6H (SM 83% WI) completed at an initial ten day average rate of 510 BOEPD and the Stone Bonnie 1-5H (SM 50% WI)

completed at an initial eight day average rate of 760 BOEPD. On its North Dakota acreage, the Company has reentered seven wellbores and in each of the wellbores has drilled single laterals to test the Bakken. Results have been mixed with an average initial post frac production rate of 125 BOEPD from the six wells completed to date. One well is currently drilling in North Dakota. New completion techniques, such as multi-lateral completions, are being considered to improve well production and economics.

Since inception of the project the Company has completed 79 wells in its Hanging
Woman Basin coalbed natural gas program in the northern Powder River Basin producing 1,920 MCFD, of which 1,680 MCFD, net of compressor usage, is being sold. Current production rates have exceeded the Company's expectations at this stage of the program. An additional 26 wells have been drilled and are expected to go on production by August 1 when the infrastructure for the wells is complete. Permitting and construction of infrastructure for 98 wells is in progress. It is anticipated that these wells will be drilled before year-end, which will result in 147 total wells being drilled in 2005.

MID-CONTINENT REGION

In Northeast Mayfield, the Company currently has two operated rigs drilling in the field. Completed wells in Northeast Mayfield during the second quarter include the RDB 6-36 (SM 31% WI) completed at a rate of 7,200 MCFED and the Kula
Rae 1-33 (SM 31% WI) completed at a rate of 4,300 MCFED.

In Centrahoma, the Company has reached total depth and is running casing on the
Ann Bey 2-7 (SM 43% WI), its first horizontal well in the Woodford shale. The
Company plans to fracture stimulate the well in late July. St. Mary's one operated drilling rig in the Centrahoma field will continue to test horizontal drilling targets in the Cromwell sandstone and Wapanuka limestone.

ARKLATEX REGION

The Pate #1 (SM 100% WI) in the Garrison field in Shelby County, Texas, where the Company owns 2,800 net acres, has reached total depth and is being prepared for fracture stimulation in the Travis Peak. Positive test results could add significant follow up activity in the field. In its horizontal James Lime play, the Company completed the USA No. 9-H (SM 81% WI), the final well in its Huxley field, at an initial rate of 2,500 MCFED, and the Martin Timber #1 Alt (SM 100%
WI) in its Spider field has been completed and is testing at a rate of 2,000
MCFED. Nine wells with an average working interest of 17% were completed in the
Elm Grove field during the second quarter at an average per well initial production rate of 1,400 MCFED.

GULF COAST / PERMIAN REGION

The SML 24-1 ST (SM 25% RI) on the Company's fee lands in St. Mary Parish,
Louisiana has logged 111 feet of net pay. The well is currently being completed with first production anticipated during the third quarter.

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                                UPDATED FORECAST

The Company updated its forecast for the second quarter and full year of 2005 as follows:

                                        2nd Quarter                  Year
                                        -----------                  ----
Oil and gas production                21.0 - 21.5 BCFE         83.0 - 87.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                    $1.40 - $1.45/MCFE       $1.55 - $1.60/MCFE
General and administrative expense   $0.31 - $0.36/MCFE       $0.30 - $0.35/MCFE
Depreciation, depletion & amort. $1.52 - $1.57/MCFE       $1.54 - $1.60/MCFE

St. Mary estimates that its basis differential (the difference between estimated realized oil and gas prices, before hedging, and the applicable NYMEX prices)
for the second quarter of 2005 will be $2.80 to $3.20 per barrel for oil and
$0.20 to $0.30 per MMBtu for gas.

During the second quarter the Company purchased 1,157,810 shares of its common stock at an average cost of $24.44 per share. The Company has 3,863,590 shares available for repurchase under its 6,000,000 share authorized program.

St. Mary also announced that David W. Honeyfield was appointed Chief Financial
Officer of the Company in addition to his duties as Vice President - Finance,
Secretary and Treasurer.

St. Mary is scheduled to release second quarter 2005 earnings after the close of trading on the NYSE on August 3, 2005. The teleconference call to discuss second quarter results is scheduled for August 4, 2005 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through August 13 at 800-642-1687, conference number 3038634377. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 3038634377. In addition, the call will be broadcast live at St. Mary's website at
www.stmaryland.com and the earnings press release and financial highlights
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attachment will be available before the call at www.stmaryland.com under
                                                ------------------
"News-Press Releases." An audio recording of the conference call will be available at that site through August 13.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The words "will,"
"believe," "anticipate," "intend," "estimate," "forecast" and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling

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conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2004 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-05-10
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